EXHIBIT 5.1

[LETTERHEAD OF ORRICK, HERRINGTON AND SUTCLIFFE LLP]

September 27, 2005

ICOS Corporation

22021 - 20th Avenue S.E.

Bothell, WA 98021

Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Post-Effective Amendment No. 2 (“Amendment”) to the Registration Statement (No. 333-08485) on Form S-8 of ICOS Corporation, a Washington corporation (the “Registrant”), filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the ICOS Corporation 1989 Stock Option Plan and the ICOS Corporation 1991 Stock Option Plan For Non-Employee Directors (each, a “Plan”).

We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that all common stock to be issued by the Registrant pursuant to the applicable Plan are duly authorized, and when issued and sold as described in the applicable Plan and Registration Statement, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name wherever it appears in the Amendment. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

Orrick, Herrington & Sutcliffe LLP